Exhibit 5.1


April 18, 2002


Board of Directors
Worldport Communications, Inc.
975 Weiland Road, Suite 160
Buffalo Grove, Illinois 60089

         RE:   Amendment No. 2 to Registration Statement on Form S-3
               -----------------------------------------------------

Gentlemen:

         You have requested our opinion in connection with the above-referenced Registration Statement on Form S-3 (the "Registration Statement") of Worldport Communications, Inc. (the "Company"), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, to register 5,100,000 shares (the "Shares") of the common stock of the Company, $0.0001 par value (the "Common Stock").

         We have examined or considered all such documents, corporate records, officer's certificates and certificates of public officials, and other instruments as we have deemed necessary or appropriate for the purposes of the opinion set forth below. In addition to the examination outlined above, we have conferred with various officers of the Company and have ascertained or verified, to our satisfaction, such additional facts as we deemed necessary or appropriate for the purposes of this opinion.

         Based on the foregoing, we are of the opinion that the Shares have been duly authorized and validly issued and are fully paid and non-assessable.

         Members of our firm are admitted to the practice of law in the State of Illinois and we express no opinion as to the laws of any jurisdiction other than the laws of the State of Illinois and the General Corporation Law of the State of Delaware. We hereby consent to the references to our firm in the Registration Statement and to the filing of this opinion by the Company as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                     Very truly yours,

                                                     /s/ McDERMOTT, WILL & EMERY